Exhibit 1

TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, News America Debenture-Backed Series 2002-9
*CUSIP:	21988G437	Class	A-1
	21988GBT2	Class	A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending
June 1, 2008.

INTEREST ACCOUNT

Balance as of	December 1, 2007.....	$0.00
	Scheduled Income received on securities.....	$1,015,637.50
	Unscheduled Income received on securities.....	$0.00

LESS:
	Distribution to Class A-1 Holders.....	-$1,015,625.00
	Distribution to Class A-2 Holders.....	-$0.00
	Distribution to Depositor.....	-$0.00
	Distribution to Trustee.....	-$12.50
Balance as of	June 2, 2008.....	$0.00

PRINCIPAL ACCOUNT

Balance as of	December 1, 2007.....	$0.00
Scheduled Principal received on securities.....		$0.00

LESS:
Distribution to Holders.....		-$0.00
Balance as of	June 2, 2008.....	$0.00

UNDERLYING SECURITIES HELD AS OF	June 2, 2008

Principal Amount	Title of Security
$26,210,000	News America Incorporated 7.75% Senior Debentures due December 1, 2045
	*CUSIP:	652478BA5

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness.  It is included solely for the convenience of the Holders.